quadrax
                                Advanced Materials Systems


   FOR IMMEDIATE RELEASE: August 28, 1996

   CONTACT: 	Edward A. Stoltenberg, C.F.O., Quadrax Corporation,
          			tel. (401) 683-6600

          			Hal Levine/Marty Cohen, The Levine Group, tel. (212) 682-8875


              QUADRAX CORPORATION SIGNS CONTRACT WITH TAYLOR MADE

     PORTSMOUTH, RI--Quadrax Corporation (Nasdaq-Small Cap Issues: QDRX) today announced that it has signed a contract with the Taylor Made Golf Company to develop new golf products made with Quadrax's thermoplastic composite materials. Contract terms were not disclosed for competitive reasons.

    Commenting on the contract, James J. Palermo, Chairman and Chief Executive Officer of Quadrax Corporation, said, "I'm very excited about our association with Taylor Made and the confidence they've shown in Quadrax by asking us to develop new golf products from our composite materials."

    Michael Buck, Vice President of Sales and Marketing, commented further, "We look forward to a long relationship with Taylor Made in what we believe is the first step of a promising future for our thermoplastic materials in golf applications."

    Quadrax Corporation produces thermoplastic composite materials using its proprietary fabrication and manufacturing processes for a wide range of high-performance aerospace, commercial and consumer products.



   Note: Quadrax's latest news releases are available at no charge by dialing 1-800-758-5804, ext. 728452, or at http://www.prnewswire.com on the Internet.


  Quadrax Corporation
  300 High Point Avenue, Portsmouth,  RI  02871
  Tel: (401)683-6600  Fax: (401)683-6606